EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer
pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Ralph E. Schank, President, Chief Executive Officer and Chief Financial Officer, of St. Joseph Bancorp, Inc. (the “Company”), certifies in his capacity as an officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and that to the best of his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

November 15, 2010                                                                                    /s/ Ralph E. Schank
Date                                                                                     Ralph E. Schank
                 President, Chief Executive Officer and Chief Financial Officer